UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 17, 2014

Date of Report (date of Earliest Event Reported)

_______________

GAME PLAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

_______________

NEVADA	001-34359	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

112 Water Street, Suite 500, Boston, MA 02109

 (Address of principal executive offices and zip code)

(617) 512-4453

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brett Maloley

On November 17, 2014, Brett Maloley, Game Plan Holdings, Inc.’s (the “Company”) Chief Sales Officer (“CSO”) and director, accepted appointment as the Company’s interim Chief Executive Officer (“CEO”).

Mr. Maloley has served as a territory sales manager for Free Motion Fitness where he was responsible for all dealings related to commercial sales of fitness equipment in the northeastern United States. At Free Motion Fitness, Mr. Maloley both sold fitness products and managed various dealers. Mr. Maloley later became a regional sales manager at Technogym USA where he was in charge of consulting and sales for all of New England. Mr. Maloley also co-founded National Fitness Group, which launched commercial fitness products into the North American marketplace. During his time at National Fitness Group, Mr. Maloley set up sales, marketing, and distribution strategies for the successful launch of multiple brands. In 2012, Mr. Maloley co-founded Grow Development Group, a commercial fitness equipment distribution company that was ultimately sold in 2014.

Mr. Maloley has served as the Company’s CSO and as a director since May 5, 2014. Mr. Maloley shall serve as the Company’s interim CEO until a successor has been identified and appointed by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Game Plan Holdings, Inc.

Date: November 19, 2014	By:/s/ Brett Maloley
Brett Maloley Interim Chief Executive Officer

3